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                                                                    EXHIBIT 3.13

                           ARTICLES OF INCORPORATION
                           -------------------------

                                       OF

                            RICE-CARDEN CORPORATION
                            -----------------------


          We, the undersigned, being natural persons of the age of twenty-one years or more and subscribers to the shares of the corporation to be organized pursuant hereto, for the purpose of forming a corporation under "The General and Business Corporation Act of Missouri." do hereby adopt the following Articles of
Incorporation:

                                  ARTICLE ONE
                                  -----------
          The name of the corporation In RICE-CARDEN CORPORATION.

                                  ARTICLE TWO
                                  -----------

          The address of its Initial registered office in the State of Missouri is National Fidelity Life Building, Southwest corner of Tenth and Walnut Streets, City of Kansas City, and the name of its initial registered agent at such address is Marguerite Shore.

                                 ARTICLE THREE
                                 -------------

          The aggregate number of shares which the corporation shall have authority to Issue shall be two thousand (2000) of which one thousand (1000) shares of the par value of One Hundred Dollars (4100.00) each, amounting in the aggregate to One Hundred Thousand Dollars ($100,000.00) shall be preferred shares and of which one thousand (1000) without par value shall be common shares.

          The preferences, qualifications, limitations, restrictions, and the special or relative rights in respect to the shares of each class are as follows:

     (a) The Board of Directors are expressly authorized to cause such preferred shares of capital stock-to be issued from time to time in series, and by resolution or resolutions adopted
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prior to the issue of preferred shares of a particular series, to fix the distinctive serial designation of the shares of such series and the dividend rate thereof; the date from which the dividends on shares issued prior to date for payment of the first dividend thereon shall be cumulative; the redemption price and the terms of redemption; the amounts payable thereon on dissolution or liquidation, and the terms and amounts of any sinking fund for the purchase or redemption of such shares of preferred stock by series, and the terms and conditions, if any, under which such preferred shares may be converted and in respect of the terms so fixed by the Board of Directors, the shares of a particular series of preferred stock may vary from those of any or all other series, and except as so varied by the board of Directors, all of the shares of the same class of preferred stock regardless of series shall in all respects be equal and shall have the preferences, rights, privileges and restrictions fixed by these Articles of Incorporation.


     (b) The preferred stock of the corporation of each series shall have preference and priority over the common stock, both an to earnings and assets of the corporation, and upon the liquidation, dissolution or winding up of the affairs of the corporation, whether voluntary or involuntary; the owners of the preferred capital stock at such time issued and outstanding shall be entitled to receive the full par value of their shares, together with any dividends accrued thereon, before any amount is set apart or paid to the owners of the common capital stock of the corporation, but upon such payment the holders of the preferred capital stock shall not participate any further in the distribution of the assets of the corporation.

     (c) After the payment, or the setting aside of a sufficient cash reserve for the payment, of all accrued dividends including the full annual dividend upon the preferred capital stock for any one year, the Board of Directors of the corporation may declare and pay dividends upon the shares of the common capital stock of the corporation out of the surplus earnings or not profits of the corporation. Dividends upon the shares of common capital stock may be paid in
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cash, or in property, or in shares of such common stock, in such amounts and upon such terms as the board of directors way determine.

     (d) The voting rights and powers of each close of stock, including the extent which each close shall be entitled to vote on questions of merger, consolidation and the sale of all or substantially all of the assets of the corporation, are as follows:

     1. Subject to the exceptions mentioned In the next succeeding paragraph, the sole right to vote at any and all meetings of the shareholders shall be vented In the common stock.

     2. The preferred stock shall have no voting rights and shall not participate in the management or control of the corporation, except that the preferred stock shall have equal voting rights with the common stock, at all meetings of the shareholders of the corporation, in each of the following cases:

          (A) During the continuance of default In the payment of two or more successive semi-annual dividends upon the preferred stock.

          (B) Upon all questions concerning or affecting the merger or consolidation of the corporation, or the sale, lease, exchange or other disposal of all or substantially all of the assets and property of the corporation, except In the ordinary course of its business.

3. At all meetings, of the shareholders, the owners of the shares of stock of each class entitled to vote with respect to the questions presented at such meeting shall be entitled to cast one vote for each share of stock standing in their names on the books of the corporation at the time such books were closed for voting purposes. Each shareholder may vote in person or by proxy executed in writing or by a duly authorized attorney in fact.

     4. The preferred shareholders shall be entitled to notice and may execute waivers of notices in the same manner and to the same extent as the common shareholders, for all meetings
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of the shareholders where any questions with the respect to which the preferred stock is entitled to vote shall be presented.

                                  ARTICLE FOUR
                                  ------------

          The number of shares to be issued before the corporation shall commence business is five hundred (500) shares of common stock without par value, and the consideration to be paid therefor, and the capital with which the corporation will commence business is Two Thousand Dollars ($2,000.00). One Thousand Two Hundred Fifty Dollars ($1,250.00) has been paid up in lawful money of' the United States and Seven Hundred Fifty Dollars ($750.00) has been paid up in property in payment for shares of the corporation. An itemized description of such property, together with the cash value and location of each item thereof is as follows:

          The following described land situated In the County of Camden, State of Missouri:

          A part of the Southeast quarter of Section 23, Township 40 North, Range 19 West, described as follows:

          Beginning at the Northwest corner of said Southeast quarter running South along the North and South center line of 'Section 23 to a point 30 chains North of the Southwest corner of the said Southeast quarter, thence East 30 chains thence North 10 chains, more or lose, to the North line of the said Southeast quarter, thence West 30 chains, more or less, to the point of beginning, containing 30 acres, more or less, together with a roadway easement 30 feet wide designated for the joint use and benefit of H. M. Langworthy, as receiver of the Kansas City Joint Stock Land Bank of Kansas City, Missouri, the Union Electric Land and Development Company, and their respective successors and grantees, the center line of which roadway is described as follows:

          From the Southwest corner of the Southeast quarter of Section 23, Township 40 North, Range 19 West, running North along the North and South center line of said Section 23, 1980 feet, thence East 1860 feet to a point of beginning of said center line of said roadway, thence South 10 degrees West 452 feet, thence South 38 degrees West 428 feet, thence South 44 degrees West 238 feet, more or less, to the water's edge of the Osago Reservoir.


The above land is suitable for resort development on the Lake of the Ozarks. Cash value $750.00
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                                 ARTICLE FIVE
                                 ------------


          The names and places of residence of the shareholders and the number of shares of each class subscribed by each are:

                                                         No. of Shares
Name                      Residence        Preferred        Common

Romney R. Gifford       Kansas City, Mo.     None             226
Mildred J. Gifford      Kansas city, Mo.     None              24
Marguerite Shore        Kansas City, Mo.     None              24
Ward C. Gifford         Kansas City, Mo.     None             226


                                  ARTICLE SIX
                                  -----------
          The number of directors to be elected at the first meeting of the shareholders Is four.
                                 ARTICLE SEVEN
                                 -------------
          The duration of the corporation is perpetual.

                                 ARTICLE EIGHT
                                 -------------
          The corporation is formed for the following purposes:


     (a) To buy, sell, exchange, own, hold in trust, mortgage, convey, lease, manage, and otherwise handle real estate, chattels, real contracts of sale, equities, mortgages, bond notes, stocks and choses in action; to make contracts for and to build, erect and construct buildings and improvements of any kind and character.

     (b) To buy, sell and deal In live stock, agricultural and industrial commodities; to own, maintain and operate any and all kinds of facilities Incidental to the conduct of the business of farming, processing or manufacturing, buying, selling, producing and dealing in and marketing of agricultural and industrial products.
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     (c)  To negotiate loans on real estate, leasehold interests and other properties, real or personal, and lend money on bonds or notes, secured or unsecured, and on real estate contracts or other property, both real and personal, and to buy, sell, pledge, mortgage or otherwise deal in any of such property and act as agents for others in the purchase, sale, renting and managing of real estate and leasehold interests, and in the operation of an insurance agency business, and to do any or all things necessarily or conveniently incident to the foregoing.

     (d) To establish, secure, own and develop patents, trademarks and copyrights; to maintain and operate research, printing and publishing, facilities; to acquire, own, build, hold and develop real estate by creating thereon stores, dwellings, office buildings, restaurants, hotels or amusement buildings, and to manage, lease or operate said properties, including amusement enterprises, collect the rents and profits therefrom; to organize, operate or manage amusement or exposition enterprises; to conduct, operate and manage explorations for gas, oil or minerals and to produce and market the products of gas and oil wells and mines; and do any and all other things which may be necessary or Incidental to the carrying out of said purposes.

     (e) To enter into any lawful arrangements for sharing profits, union of interests, reciprocal concessions or option agreements with any corporation, association, partnership, syndicate, person or governmental, municipal or public authority, domestic or foreign, in the carrying on of any business which the corporation is authorized to carry on, or any business or transaction deemed necessary, convenient or incidental to carrying out any of the purposes of the corporation entering into such arrangements or agreements.
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     (f)  To make any guaranty respecting stocks, dividends, securities, indebtedness, interests, contracts or other obligations so far as the same may be permitted to be done by a corporation organized under the laws of Missouri.

     (g) To borrow or raise moneys for any of the purposes of the corporation and from time to time, without limit as to amount, to draw, make, accept, indorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment thereof and of the interest thereon by mortgage on, or pledge, conveyance or assignment in trust of, the whole or any part of the assets of the corporation, real, personal or mixed, including contract rights, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such securities or other obligations of the corporation for its corporate purposes.

     (h) To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers. hereinbefore set forth, either alone or In association with other corporations, firms or Individuals, and to do every other act or acts, thing or things incident or appurtenant to or growing out of or connected with the aforesaid business or powers or any part or parts thereof, provided the same be not inconsistent with the laws under which this corporation is organized.

     (i) To do any one or more of the acts and things hereinabove set forth, to conduct and carry on its said business, or any part thereof, and to have one or more offices, and to exercise all or any of its corporate powers and rights, in the State of Missouri, and in the various other states, territories, colonies and dependencies of the United States, in the District of Columbia, and in all or any foreign countries.

     (j) To do any and all things herein set forth, and in addition such other acts and things as are necessary or convenient to the attainment of the purposes of this corporation, or any
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of them, to the same extent as natural persons lawfully might or could do in any part of the world, in so far as such acts are permitted to be done by a corporation organized under "The General and Business Corporation Act of Missouri."

     The foregoing clauses shall be construed both as objects and powers, and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of this corporation, and are in furtherance of, and in addition to, and not in limitation of the general powers conferred by the laws of the State of Missouri.

          It is the intention hereof that the purposes, objects and powers specified in this article and all subdivisions thereof shall, except as otherwise expressly provided, in no wise be limited. or restricted by reference to or inference from the terms of any other clause or paragraph of this article, and that each of the purposes, objects and powers specified in this article shall be regarded as independent purposes, objects and powers.

     IN WITNESS WHEREOF, we have hereunto set our hands this21st day of December, 1944.

                                          /s/ Romney R. Gifford
                                         -----------------------------
                                          /s/ Mildred J. Gifford
                                         -----------------------------
                                          /s/ Marguerite Shore
                                         -----------------------------
                                          /s/ Ward C. Gifford
                                         -----------------------------


STATE OF MISSOURI  )
                   ) SS
COUNTY OF JACKSON  )

          The undersigned, Romney R. Gifford, Mildred J. Gifford, Marguerite Shore and Ward C. Gifford, being all of the incorporators of RICE-CARDEN CORPORATION, being duly sworn,
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upon their oaths, each did say that the statements and matters set forth in the foregoing articles of incorporation are true and that they know the property described in Article 4 of said Articles of Incorporation and taken in payment of shares of the corporation and that the value placed on the same is the actual cash value of said property.

                                            /s/ Romney R. Gifford
                                           ---------------------------------

                                            /s/ Mildred J. Gifford
                                           ---------------------------------

                                            /s/ Marguerite Shore
                                           ---------------------------------

                                            /s/ Ward C. Gifford
                                           ---------------------------------

Subscribed and sworn to before me this 21st day of December, 1944. My commission expires November 5, 1946
                      ----------------


STATE OF MISSOURI  )
                   )  SS
COUNTY OF JACKSON  )

     On this 21st day of December, 1944, before me, personally appeared Romney
R. Gifford, Mildred J. Gifford, Marguerite Shore and Ward C. Gifford, to me known to be the persons described in and who executed the same as their free act and deed.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year last above mentioned.

          My commission expires November 5, 1946
                                ----------------


                                         /s/ Elizabeth Woodson
                                        -------------------------------